Exhibit 99.1

Whiting and Oasis Complete Combination, Establishing Chord Energy

Chord Energy Is a Scaled Unconventional U.S. Oil Producer with a Premier Williston Basin Acreage Position and Sustainable Free Cash Flow

HOUSTON, July 1, 2022 /PRNewswire/ — Chord Energy Corporation (NASDAQ: CHRD) (“Chord” or the “Company”) today announced the successful completion of the combination of Whiting Petroleum Corporation (“Whiting”) and Oasis Petroleum Inc. (“Oasis”), creating a scaled unconventional U.S. oil producer with a premier Williston Basin position with top tier assets across approximately 972,000 net acres, combined first quarter production of 171.1 thousand boepd (historical Oasis has been adjusted for three stream reporting), and enhanced free cash flow generation. Chord’s common stock is expected to begin trading on the NASDAQ Global Select Market under the ticker symbol “CHRD” on July 5, 2022. The new company is headquartered in Houston.

The word “chord” is frequently used to describe multiple musical notes sounded simultaneously and harmoniously, while an alternative definition is a line segment joining two points on a circle. Chord Energy represents the joining of separate entities whose complementary strengths create something more formidable than either independent entity. Together the new company is positioned to prosper and deliver value creation through the constantly evolving energy landscape.

“We are excited to establish Chord Energy, which will build on the proud legacies and extraordinary talent and capabilities of Whiting and Oasis,” said Danny Brown, Chord’s President and Chief Executive Officer. “With a premier Williston Basin position, a peer-leading balance sheet, significant scale and enhanced free cash flow generation, Chord is positioned to succeed. Chord will execute a focused strategy to enhance value delivery to our shareholders and maintain a strong commitment to safety, gas capture and emissions reduction. I want to thank all of our talented employees for their dedication to operating safely and with integrity as we integrate our two companies.”

Chord is well positioned to drive significant shareholder value. With added scale, high-quality assets and sustainable free cash generation, Chord has significant financial strength anchored by an attractive balance sheet, with an expected net debt(1) to EBITDAX(1) ratio of approximately 0.2x as of June 30, 2022, which is pro forma for Oasis’ $15/share special dividend announced June 16, 2022 and the $6.25/share cash merger consideration paid to Whiting shareholders in connection with the closing of the merger.

The Company expects to return 60% of its free cash flow to shareholders in the second half of 2022 through its base dividend, variable dividends, and share buybacks, and as previously announced, has a $150MM share repurchase program in place. Chord expects to pay a base dividend of $0.585 per share beginning in the third quarter of 2022 and expects to use variable dividends and share repurchases to return the full targeted amount. The transaction is expected to be accretive to key per-share metrics, including E&P cash flow, E&P free cash flow, return of capital and net asset value. Chord expects to realize administrative and operational cost savings of at least $65MM on an annual basis by the second half of 2023.

(1) Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below.

Chord’s Senior Leadership Team

As previously announced, Chord’s executive leadership team includes:

•	Danny Brown, President & Chief Executive Officer (previously Oasis’ CEO)

•	Chip Rimer, Executive Vice President & Chief Operating Officer (previously Whiting’s COO)

•	Michael Lou, Executive Vice President & Chief Financial Officer (previously Oasis’ CFO)

•	Scott Regan, Executive Vice President, General Counsel & Secretary (previously Whiting’s GC)

Additional members of Chord’s senior leadership team announced today include:

•	Charles Ohlson, Senior Vice President Base Production

•	Richard Robuck, Senior Vice President Corporate Planning & Investor Relations

•	Jason Swaren, Senior Vice President Operations

•	Jennifer Charbonneau, Vice President HSE & Supply Chain

•	Kevin Kelly, Vice President Sustainability

•	Michael King, Vice President Asset Management

•	Lara Kroll, Vice President Accounting

•	Alex Wall, Vice President Business Development

Chord’s Board of Directors

Chord’s 10-member Board of Directors has equal representation from Whiting and Oasis and was selected to ensure that the Company has the right mix of skills, experience and perspectives to provide strong corporate governance. Members include:

•	Lynn A. Peterson, Executive Chair

•	Danny Brown, President and Chief Executive Officer

•	Douglas E. Brooks

•	Susan M. Cunningham

•	Samantha Holroyd

•	Paul J. Korus

•	Kevin S. McCarthy

•	Anne Taylor

•	Cynthia L. Walker

•	Marguerite N. Woung-Chapman

For more information on Chord’s Board of Directors and senior leadership team, please visit the Company’s website at www.chordenergy.com.

Credit Facility

In conjunction with the closing of the merger, Chord has entered into an amended and restated credit facility, with the following key updates:

•	Borrowing base increased to $2B with elected commitments totaling $800MM

•	The lending group from the historical Oasis credit facility continues to support Chord, and Wells Fargo, National Association, will serve as the administrative agent

•	The maturity date was extended to July 2027

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The amended and restated credit facility includes, among other provisions, a reduction to pricing for borrowings under the facility by 125 basis points, an improved covenant package, and more flexibility for restricted payments and investments

Immediately prior to the merger closing, the combined company’s bank cash balance exceeded $670MM, which is before the payment of the $6.25/share merger consideration to Whiting shareholders and the $15/share special dividend to Oasis shareholders. Chord’s pro forma debt consists of $400MM of senior unsecured notes outstanding with nothing drawn on the amended and restated credit facility.

Second Quarter Guidance Update

Chord is providing updated guidance for Oasis and initial guidance for Whiting for 2Q22. Oasis’ total 2Q volumes have been adjusted to include current three stream reporting assumptions, and Chord expects to formally report on a three stream basis for 3Q22. Oasis increased its initial three stream uplift assumption above two stream Mboe/d numbers from 9% to 18% based on more precise analysis, as it prepares to formally roll out three stream reporting in November, 2022. The updated guidance included below is not intended to represent quarterly results, as such guidance remains subject to the completions of accounting and financial close and reporting processes.

	Oasis	Whiting	Pro Forma Chord
Oil Volumes (Mbbl/d)	40.6 – 41.4	48.0 – 49.0	88.6 – 90.4
Total Volumes (Mboe/d)	74.7 – 75.9	81.7 – 82.9	156.4 – 158.8
Oil Premium / (Discount) to WTI $ per Bbl	$3.10 - $3.80	($0.35) – $0.35	$1.20 - $1.95
Gas Revenue ($/boe)	$37.00 - $38.50	$34.00 - $35.50	$35.50 - $37.00
LOE per Boe	$9.50 - $10.00	$10.15 - $10.65	$9.85 - $10.10
GP&T per Boe	$4.25 - $4.75	$1.00 - $1.50	$2.30 - $3.30
Cash G&A ($MM)	$13.0 - $14.5	$8.0 - $9.5	$21.0 - $24.0
Production taxes	7.1% - 7.35%	7.2% - 7.4%	7.1% - 7.4%
CapEx ($MM)	$50 - $58	$115 - $130	$165 - $188
Cash Interest ($MM)	$6.9 - $7.1	$2.0 - $3.5	$8.9 - $10.6
Cash Taxes ($MM)	$0.0 - $0.0	$0.0 - $2.0	$0.0 - $2.0

          Note: Cash G&A excludes one-time transaction related expenses.

Share Exchange

As previously announced, in accordance with the terms of the merger agreement, Whiting shareholders are receiving 0.5774 shares of Oasis common stock and $6.25 in cash for each share of Whiting common stock owned. The Oasis board of directors declared a special dividend of $15.00 per share, which will be paid to the Oasis shareholders of record as of June 29, 2022 on or about July 8, 2022. Former Whiting shareholders will own approximately 53% and former Oasis shareholders will own approximately 47% of Chord on a fully diluted basis.

With the completion of the transaction, as of today, Whiting common stock will no longer be listed for trading. Whiting previously traded under the ticker symbol “WLL.” Oasis will continue to trade under the ticker symbol “OAS” until July 5, 2022 when Chord is expected to begin trading under the symbol “CHRD.”

Advisors

Citi served as financial advisor and Kirkland & Ellis LLP served as legal advisor to Whiting. Tudor, Pickering, Holt & Co. and RBC Capital Markets LLC served as financial advisors and Vinson & Elkins LLP served as legal advisor to Oasis.

About Chord Energy

Chord Energy is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. Chord is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Forward-Looking Statements

Certain statements in this press release concerning the Oasis and Whiting merger, including any statements regarding Chord’s expected credit facility, the results, effects, benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and any other statements regarding Chord’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the merger and the anticipated impact of the merger on Chord’s results of operations, financial position, growth opportunities and competitive position.

These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on merger-related issues; the ultimate timing, outcome and results of integrating the operations of Chord, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize anticipated synergies in the timeframe expected or at all, changes in crude oil and natural gas prices, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business, the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the merger, and other important factors that could cause actual results to differ materially from those projected as described in the Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in the final prospectus and definitive proxy statement filed by the Company on May 25, 2022, Oasis’ (now Chord’s) and Whiting’s most recently filed Annual Reports on Form 10-K (as may be amended), subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Non-GAAP Financial Measures

Net-debt and EBITDAX are financial measures not prepared in accordance with United States generally accepted accounting principles (“GAAP”) that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP measures to the most directly comparable GAAP measures, please visit the Non-GAAP Reconciliation page on the Company’s website at https://www.ir.chordenergy.com/non-gaap.

For further information:

Danny Brown, President and Chief Executive Officer, Michael H. Lou, Executive Vice President and Chief Financial Officer, Bob Bakanauskas, Managing Director, Investor Relations, (281) 404-9600, ir@chordenergy.com